UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2009

Central Valley Community Bancorp

(Exact name of Registrant as specified in its charter)

California	000-31977	77-0539125
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

7100 N. Financial Dr., Fresno, CA		93720
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code:  (559)-298-1775

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On Friday, January 30, 2009, Central Valley Community Bancorp, a California corporation (the “Company”), entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company agreed to issue and sell (i) 7,000 shares of the Company’s preferred stock as Series A Fixed Rate Cumulative Perpetual Preferred Stock (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 158,133 shares of the Company’s Common Stock, no par value per share (the “Common Stock”) for an aggregate purchase price of $7,000,000 in cash.  The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter.  The Preferred Stock may be redeemed by the Company after three years. Prior to the end of the three years, the Preferred Stock may be redeemed only with proceeds from the sale of qualifying equity securities of the Company (a “Qualified Equity Offering”).  The restrictions on redemption are set forth in the Certificate of Determination described in Item 5.03 below.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $6.64 per share of the Common Stock.  The Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

If the Company receives aggregate gross cash proceeds of not less than $7,000,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant.  Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Preferred Stock and the Warrants were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.   Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Preferred Stock may be deposited and depositary shares (the “Depositary Shares”) representing fractional shares of the Preferred Stock, may be issued.  The Company has agreed to register the Preferred Shares, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant, in accordance with the terms of the Purchase Agreement.  Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Preferred Stock and December 31, 2009.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of the issuance of the Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Shareholders.

Prior to the earlier of the third anniversary of the Closing Date and the date on which the Preferred Stock have been redeemed in whole or have been transferred to a third party, the Company may not, without the consent of the Treasury (i) declare or pay any dividend or make any distribution on the Company’s common stock (other than regular cash dividends of not more than $0.10 per share of common stock per year), or (ii) redeem, purchase or acquire any shares of the Company’s common or capital stock or other equity securities, except in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

Additionally, under the Certificate of Determination for the Preferred Stock, as described in Item 5.03, the Company’s ability to declare or pay dividends or distributions or to repurchase its common or capital stock or other equity securities will be subject to restrictions in the event that the Company fails to declare and pay (or set aside a sum sufficient for payment) full dividends on the Preferred Stock. Under such dividend payment default, the holder of the Preferred Stock will have the right to elect two directors to the Board of Directors of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2009, the Company filed a Certificate of Determination (the “Certificate of Determination”) with the California Secretary of State for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock.  The Certificate of Determination is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
3.1	Certificate of Determination for Preferred Stock
4.1	Warrant to Purchase Common Stock
10.1	Letter Agreement, dated January 30, 2009, between the Company and the United States Department of Treasury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2009	CENTRAL VALLEY COMMUNITY BANCORP

	By:	/s/ Daniel J. Doyle
Daniel J. Doyle
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Determination for Preferred Stock

4.1	Warrant to Purchase Common Stock

10.1	Letter Agreement, dated January 30, 2009, between the Company and the United States Department of Treasury